As Filed With the Securities and Exchange Commission on December December 29, 2003

1940 Act File No. 811-08375

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940 ☒

Amendment No. 13 ☒

SCUDDER INVESTORS PORTFOLIOS TRUST

(formerly, Deutsche Investors Portfolios Trust)

(Exact Name of Registrant as Specified in Charter)

P.O. Box 501 Cardinal Avenue, Grand Cayman, Cayman Islands, BWI

(Address of Principal Executive Offices)

(416) 216-4293

(Registrant’s Telephone Number)

Copies to:

Richard T. Hale Investment Company Capital Corp. One South Street Baltimore, MD 21202 (Name and Address of Agent for Service)	Burton M. Liebert, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019

Explanatory Introduction

This Amendment to the Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933 (the “1933 Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant’s series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy any beneficial interests in any series of the Registrant.

Scudder Investors Portfolios Trust

Top 50 US Portfolio (US Dollar)

Japanese Equity Portfolio (US Dollar) filed herein

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PART A

Responses to Items 1 through 3, and 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 4.	Investment Objectives, Principal Investment Strategies, and Related Risks

Beneficial interests in Scudder Investors Portfolios Trust (the “Trust”) (formerly, Deutsche Investors Portfolios Trust), an open-end management investment company, are divided into separate series, each having distinct investment objectives and policies. Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There can be no assurance that the investment objective(s) of the Portfolio will be achieved. The Registrant incorporates by reference information concerning the Portfolio’s investment objectives, strategies, principal investments, and risk factors associated with investments in the Portfolio from the subsections entitled “The Fund’s Main Investment Strategy” and “The Main Risks of Investing in the Fund” in the Japanese Equity Fund’s, (the “Feeder Fund”) prospectus (the “Feeder Fund’s Prospectus”). The Feeder Fund’s Prospectus is contained in Post-Effective Amendment No. 32 to the registration statement on Form N-1A, as amended, of Scudder Investors Funds, Inc. (File No. 333-7008).

Additional information about the investment policies of the Portfolio appears in Part B.

Item 6.	Management, Organization and Capital Structure

Deutsche Asset Management, Inc. (DeAM, Inc.) is the Advisor of the Portfolio. DeAM, Inc. has retained the services of Deutsche Asset Management (Japan) Limited (DeAMJ) as the Sub-Advisor of the Japanese Equity Portfolio.

DeAM, Inc. and DeAMJ are indirect subsidiaries of Deutsche Bank AG. For further information about the Advisor and Sub-Advisor, including their compensation, see Item 13 in Part B. The Board of Trustees of the Trust provides broad supervision over the affairs of the Portfolio. A majority of the Trust’s Trustees are not affiliated with the Advisor or Sub-Advisors. For further information about the Trustees of the Trust, see Item 13 in Part B.

Registrant incorporates by reference information concerning the management of the Portfolio’s investments from the section entitled “Who Manages and Oversees the Funds” in the Feeder Fund’s Prospectus.

The Portfolio’s assets are generally determined based upon the market value of the portfolio securities. However, the Board of Trustees of the Trust may determine in good faith that another method of valuing investments is necessary to appraise their fair value. Registrant incorporates by reference the information concerning fair value procedures from the sub-section entitled “Secondary Risks” of the section entitled “Other Policies and Secondary Risks” in the Feeder Fund’s Prospectus.

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities which are “accredited investors” as defined in Rule 501 under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

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Item 7.	Shareholder Information

The net asset value (NAV) of the Portfolio is determined each day on which the New York Stock Exchange (NYSE) is open for trading (“Portfolio Business Day”). The NAV of the Portfolio is determined as of the close of regular trading on the NYSE (generally 4:00 p.m., U.S. Eastern time) or in the event that the NYSE closes early, at the time of such early closing (the “Valuation Time”).

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the NYSE is open for regular trading. At the close of regular trading on the NYSE on each such business day, the value of each investor’s beneficial interest in the Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor’s share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor’s percentage of the aggregate beneficial interests in the Portfolio is then recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the close of regular trading on the NYSE on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the close of regular trading on the NYSE on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor’s interest in the Portfolio as of the close of regular trading on the NYSE on the following business day of the Portfolio.

The end of the Portfolio’s fiscal year is August 31.

An investor in the Portfolio may reduce all or any portion of its investment at the net asset value next determined after a request in “good order” is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid by the Portfolio in federal funds normally on the next Portfolio Business Day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act if an emergency exists.

The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio.

There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank).

The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

The Portfolio is considered a partnership under the Internal Revenue Code. Therefore, no federal income tax provision is required.

Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio’s ordinary income and capital gain in

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determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder.

It is intended that the Portfolio’s assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

Investor inquiries may be directed to: toll-free 800-730-1313.

Item 8.	Distribution Arrangements

An investment in the Portfolio may be made without a sales load. All investments are made at the net asset value next determined after an order is received in “good order” by the Portfolio. The NAV of the Portfolio is determined on the Portfolio Business Day.

The Trust reserves the right to create and issue a number of series, in which case investments in each series would participate equally in earnings and assets of the particular series. Currently the Trust has two series.

Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Trust’s outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio its investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

Registrant incorporates by reference information concerning its Master-Feeder structure from the sub-section entitled “Master-Feeder Structure” of the section entitled “Who Manages and Oversees the Funds and the Portfolio” in the Feeder Fund’s prospectus.

Item 9.	Financial Highlights

Registrant incorporates by reference information in the most recent Annual Report (File Nos. 333-7008 and 811-8227) of Scudder Investors Funds, Inc. (the “Feeder Fund’s Annual Report”).

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PART B

Item 10.	Cover Page and Table of Contents

This Part B should only be read in conjunction with Part A. Part A contains additional information about the investment objectives, portfolio strategies, principal investments, and risk factors associated with investments in the Portfolio.

Registrant incorporates by reference information in the Statement of Additional Information and Prospectus for the Japanese Equity Fund, contained in Post-Effective Amendment No. 32 to the registration statement on Form N-1A (File No. 333-7008), as amended, of Scudder Investors Funds, Inc.(the “Feeder Fund’s SAI” and the “Feeder Fund’s Prospectus”). A copy of the most recent available Feeder Fund’s registration statement will be provided to anyone requesting a copy of this Registration Statement. Registrant also incorporates by reference information in the most recent Annual Reports (File Nos. 333-7008 and 811-8227) of Scudder Investors Funds, Inc. (the “Feeder Fund’s Annual Reports”).

Item 11.	Trust History

Scudder Investors Portfolios Trust (the “Trust”) (formerly Deutsche Investors Portfolios Trust, the name of the Trust was changed May 19, 2003) was organized as a trust under the laws of the State of New York on June 20, 1997. The Trust’s Board of Trustees originally established ten portfolios, of which two currently remain. In December 1999, Investa Portfolio (US Dollar), Global Bond Portfolio (US Dollar) and European Bond Portfolio (US Dollar) liquidated and closed. On September 29, 2000 an eleventh portfolio, designated the Communications Portfolio, commenced operations and on May 1, 2001, the Portfolio was closed and its feeder fund was converted to a stand-alone fund. In January 2001, the US Money Market Portfolio liquidated and closed. On July 17, 2002 Top 50 World Portfolio, Top 50 Europe Portfolio, Top 50 Asia Portfolio and European Mid-Cap Portfolio were liquidated and closed.

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Item 12.	Description of the Trust and its Investments and Risks

The Trust is an open-end management investment company with a diversified and a non-diversified portfolio.

Part A contains additional information about the investment objectives, portfolio strategies, principal investments, and risk factors associated with investments in the Portfolio. This Part B should only be read in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which the Portfolio may invest, the investment policies and portfolio strategies that the Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

Registrant incorporates by reference information concerning the portfolio strategies, investment policies and limitations, and associated risks of each of the Portfolios from the sections entitled “The Fund’s Main Investment Strategy”, “The Main Risks of Investing in the Fund” and “Other Policies and Secondary Risks” in the Feeder Fund’s Prospectuses and from the sections entitled “Investment Objectives, Policies and Restrictions” in the Feeder Fund’s SAI.

Item 13.	Management of the Trust

Registrant incorporates by reference information concerning the management of the Trust from the subsection entitled “Officers and Board of Directors of the Corporation and Trustees of the Portfolios Trust” of the section entitled “Directors and Officers” in the Feeder Fund’s SAI.

Item 14.	Control Persons and Principal Holders of Securities

As of December 2, 2003, the Trust’s Board and Officers as a group owned less than 1% of the Portfolios’ outstanding beneficial interests.

As of December 2, 2003, the following funds owned more than 5% of the outstanding beneficial interests in the Portfolio:

Percentage Ownership	Owner of Beneficial Interest	Portfolio
100%	Japanese Equity Fund	Japanese Equity Portfolio

As long as an investor controls the Portfolio, the investor may take actions without the approval of any other holder of beneficial interest in the Portfolio.

Each investor has informed the Portfolio that whenever it is requested to vote on matters pertaining to the Portfolio (other than a vote by the Portfolio to continue the operation of the Portfolio upon the withdrawal of another investor in the Portfolio), it will hold a meeting of its investors and will cast its vote as instructed by those investors.

Item 15.	Investment Advisory and Other Services

Registrant incorporates by reference information from the Feeder Fund’s SAI concerning the investment advisory and other services provided for or on behalf of the Portfolio from the subsections entitled “Advisor” and “Investment Sub-Advisor” of the section entitled “Management of the Fund”; and the sections entitled “Administrative Agent” and “Custodian and Fund Accountant”, “Independent Accountants” and “Fees Paid by the Portfolios Trust for Services for the Fiscal Year Ended August 31.”

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The Registrant also incorporates by reference the sections entitled “Management of the Fund” in the Feeder Fund’s Prospectus.

Item 16.	Brokerage Allocation and Other Practices

Registrant incorporates by reference information concerning the brokerage allocation and other practices of the Portfolio from the subsections entitled “Brokerage Transactions” and “Fees Paid by the Fund for Services for the Fiscal Year Ended August 31” of the section entitled “Management of the Fund” in the Feeder Fund’s SAI.

Item 17.	Capital Stock and Other Securities

Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series, such as the Portfolio. No series of the Trust has any preference over any other series. Investors in the Portfolio are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy of the particular series. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the net assets of the Portfolio available for distribution to investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolios may not be transferred. The Feeder Fund does not issue certificates representing an investor’s beneficial interest in the Portfolio.

Each investor in the Portfolio is entitled to a vote in proportion to the amount of its investment. The Portfolio and other series of the Trust will all vote together in certain circumstances (e.g., election of the Trust’s Trustees and Auditors, as required by the 1940 Act and the rules thereunder). One or more series of the Trust could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust, or in a series as the case may be, may control the outcome of votes and in such event the other investors in the Portfolio, or in the series, would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Trust’s Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Trust’s Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

The Trust, with respect to the Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of the Portfolio’s investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Portfolio), except that if the Trustees of the Trust recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of the Portfolio) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of its investment) or (ii) by the Trustees of the Trust by written notice to investors.

In addition to selling beneficial interests to its corresponding Feeder Fund, the Portfolio may sell beneficial interests to other mutual funds or institutional investors (e.g., other investment companies, insurance company separate accounts and common and commingled trust funds). Such investors will invest in the Portfolio on the same terms and conditions and will pay a proportionate share of the Portfolio’s expenses. However, the other investors investing in the Portfolio may sell shares of their own fund using a different pricing structure than the Feeder Fund. Such different pricing structures may result in differences in returns experienced by investors in other funds that invest in the Portfolio. Such differences in returns are not uncommon and are present in other mutual fund structures.

The Trust is organized as a trust under the laws of the State of New York. The Declaration of Trust of the Portfolio provides that investors in the Portfolio or any other series of the Trust will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Trust in the event that

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there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest. The Declaration of Trust also provides that the Trust shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Trust, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities.

The Declaration of Trust further provides that obligations of the Portfolio or any other series of the Trust are not binding upon the Trustees individually but only upon the property of the Portfolio or other series of the Trust, as the case may be, and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations with respect to any series thereof. Accordingly, the Trustees of the Trust believe that neither the Portfolio nor their investors will be adversely affected by reason of the investment of all of the assets of a Feeder Fund in the Portfolio.

Item 18.	Purchase, Redemption and Pricing of Shares.

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.

The Portfolio determines its net asset value once daily on Monday through Friday as described under “Policies You Should Know About” in Part A. Registrant incorporates by reference information concerning the method followed by the Portfolio in determining its net asset value, the timing of such determinations and the purchase of shares from the sections entitled “Purchase and Redemption of Shares” and “Net Asset Value” in the Feeder Fund’s SAI.

Item 19.	Taxation of the Trust

The Trust is organized as a New York business trust. The Portfolio is treated for federal income tax purposes as a separate partnership that is not a “publicly traded partnership.” As a result, the Portfolio is not subject to federal income tax; instead, each investor in the Portfolio is required to take into account in determining federal income tax liability its share of the Portfolio’s income, gains, losses, deductions and credits, without regard to whether it has received any cash distributions from the Portfolio. An allocable share of a tax exempt investor’s income will be “unrelated business taxable income” (“UBTI”) only to the extent that the Portfolio borrows money to acquire property or invests in assets that produce UBTI. In addition to US federal taxes, investors in the Portfolio may also be subject to state and local taxes on their distributive share of the Portfolio’s income.

For certain purposes, a holder of beneficial interests in the Portfolio is deemed to own a proportionate share of the Portfolio’s assets and to earn a proportionate share of the Portfolio’s income including for purposes of determining whether an investor satisfies the requirements to qualify as a regulated investment company (“RIC”). Accordingly, the Portfolio intends to conduct its operations so that investors that invest substantially all of their assets in the Portfolio and intend to qualify as RICs should be able to satisfy all those requirements.

Distributions to an investor from the Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the investor’s recognition of any gain or loss for federal income tax purposes, except that: (1) gain will be recognized to the extent any cash that is distributed exceeds the investor’s basis for its interest in the Portfolio before the distribution; (2) income or gain will be recognized if the distribution is in liquidation of the investor’s entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio; (3) loss will be recognized to the extent that a liquidation distribution consisting solely of cash and/or unrealized receivables is less than the investor’s basis for its interest in the Portfolio prior to distribution; and (4) gain or loss may be recognized on a

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distribution to an investor that contributed property to the Portfolio (other than the property to be distributed to such investor). An investor’s basis for its interest in the Portfolio generally will equal the amount of cash and the basis of any property it invests in the Portfolio, increased by the investor’s share of the Portfolio’s net income and gains and decreased by (a) the amount of cash and the basis or any property the Portfolio distributed to the investor and (b) the investor’s share of the Portfolio’s net losses.

If the Portfolio engages in transactions in options, futures contracts, forward contracts and certain other transactions involving foreign exchange gain or loss, such transactions may be subject to special tax rules, the effect of which may be to accelerate income to the Portfolio, defer Portfolio losses, cause adjustments in the holding periods of the Portfolio’s securities, convert capital gain into ordinary income and convert short-term capital losses into long-term capital losses.

Foreign Investments. If the Portfolio purchases foreign securities, the investment income of their corresponding Feeder Fund may be subject to foreign withholding or other taxes that could reduce the return on these securities. Tax treaties between the United States and foreign countries, however, may reduce or eliminate the amount of foreign taxes to which the Feeder Fund would be subject. The effective rate of foreign tax cannot be predicted since the amount of the Portfolio’s assets to be invested within various countries is uncertain. However, the Portfolio intends to operate so as to qualify for treaty-reduced tax rates when applicable.

The Portfolio’s gains and losses from the sale of securities will generally be treated as derived from U.S. sources, however, certain foreign currency gains and losses likewise will be treated as derived from U.S. sources. The limitation on the foreign tax credit is applied separately to foreign source “passive income,” the as the portion of dividends received from the Portfolio that qualifies as foreign source income. In addition, the foreign tax credit is allowed to offset only 90% of the alternative minimum tax imposed on corporations and individuals.

If the Portfolio purchases shares in certain foreign investment entities, called “passive foreign investment companies” (“PFIC”), the Portfolio may be subject to U.S. federal income tax and a related interest charge on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed to its investors.

Foreign Investors. Allocations of U.S. source dividend income to an investor who, as to the United States, is a foreign trust or estate, foreign corporation or foreign partnership (a “foreign investor”) will be subject to U.S. withholding tax at the rate of 30% (or lower treaty rate) unless the dividends are effectively connected with a U.S. trade or business of the investor, in which case the dividends will be subject to tax on a net income basis at the graduated rates applicable to U.S. individuals or domestic corporations. Allocations of Portfolio interest or short term or net long term capital gains to foreign investors will not be subject to U.S. tax unless the allocations are effectively connected with the investor’s trade or business in the United States or, in the case of an investor who is a non-resident alien individual, the investor was present in the United States for more than 182 days during the taxable year and certain other conditions are met.

The foregoing discussion relates only to federal income tax law. Income from the Portfolio also may be subject to foreign, state, and local taxes, and their treatment under foreign, state, and local tax laws may differ from the federal income tax treatment. Investors should consult their tax advisors with respect to particular questions of federal, state, and local taxation.

The foregoing discussion is based on U.S. federal tax laws in effect on the date hereof. These laws are subject to change by legislative or administrative action, possibly with retroactive effect.

Item 20.	Underwriters

The Exclusive Placement Agent for the Trust is Scudder Distributors, Inc., who replaced Investment Company Capital Corporation on August 19, 2002. The Exclusive Placement Agent receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts,

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common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

Item 21.	Calculation of Performance Data

Not applicable

Item 22.	Financial Statements

Registrant incorporates by reference the financial statements of the Portfolio from the sections entitled “Statement of Assets and Liabilities”, “Statement of Operations”, “Statements of Changes in Net Assets”, “Financial Highlights” and “Notes to Financial Statements” in the Feeder Fund’s most recent Annual Report.

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PART C. OTHER INFORMATION

Responses to Items 23(e) and 23(i) through (k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 23.	Exhibits:

(a)	(i)		Amended and Restated Declaration of Trust, incorporated by reference to Registrant’s Registration Statement as filed with the Commission on September 23, 1997.

	(ii)		Trustees’ Resolution to amend Declaration of Trust, incorporated by reference to Registrant’s Registration Statement as filed with the Commission on September 29, 2000.

	(iii)		Trustee’s resolution to amend Declaration of Trust, incorporated by reference to Registrant’s Registration Statement as filed with the Commission on December 27, 2001.

(b)	(i)		By-Laws of the Registrant, incorporated by reference to Registrant’s Registration Statement as filed with the Commission on September 23, 1997.

	(ii)		Amendment #1 to the By-Laws of Registrant dated February 12, 2001, incorporated by reference to Registrant’s Registration Statement as filed with the Commission on November 29, 2003.

(c)			Not applicable.

(d)	(i)		Conformed copy of Investment Advisory Agreement between Registrant and Investment Company Capital Corp. (ICCC), incorporated by reference to Registrant’s Registration Statement as filed with the Commission on December 27, 2001.

	(ii)		Conformed Copy of Investment Sub-Advisory Agreement among Registrant, ICCC, DWS International Portfolio Management GmbH (DWS) and Deutsche Asset Management, Inc. (DeAM, Inc.), incorporated by reference to Registrant’s Registration Statement as filed with the Commission on December 27, 2001.

(e)			Not applicable.

(f)			Not applicable.

(g)			Conformed copy of Custodian Agreement between the Registrant and Investors Bank & Trust Company, incorporated by reference to Registrant’s Registration Statement as filed with the Commission on December 27, 2001.

(h)	(i)		Conformed copy of Fund Accounting Agreement between Registrant and IBT Fund Services (Canada) Inc., incorporated by reference to Registrant’s Registration Statement as filed with the Commission on September 1, 1998.

	(ii)	(a)	Conformed Copy of Master Services Agreement between Registrant and Investment Company Capital Corp incorporated by reference to Registrant’s Registration Statement as filed with the Commission on December 27, 2001.

		(b)	Letter Agreement regarding Fee Schedule for Administrative Services Appendix, incorporated by Reference to Registrant’s Registration Statement as filed with the Commission on November 29, 2002.

		(c)	Amendment #1 to Master Services Agreement dated June 2002 to be filed by amendment.

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	(iii)		Conformed copy of Letter Agreement regarding Fee Schedule for Sub-Administration Services between Registrant and Investment Company Capital Corp., incorporated by reference to Registrant’s Registration Statement as filed with the Commission on December 29, 2000.

	(vi)	(a)	Conformed copy of Exclusive Placement Agent Agreement, amended through May 1, 2001 between the Registrant and ICC Distributors, Inc., incorporated by reference to Registrant’s Registration Statement as filed with the Commission on December 27, 2001.

		(b)	Exclusive Placement Agency Agreement between Registrant and Scudder Distributors, Inc. dated August 19, 2002, incorporated by reference to Registrant’s Registration Statement as filed with the Commission on November 29, 2002.

		(c)	Form of Expense Limitation Agreement for Japanese Equity Fund, incorporated by reference to the Registrant’s Registrant Statement as filed with the Commission on July 15, 2002.

		(d)	Form of Expense Limitation Agreement for Japanese Equity Fund is filed herein.

	(vii)		Form of Expense Limitation Agreements for Top 50 US to be filed by amendment.

(i)			Not applicable;

(j)			Not applicable;

(k)			Not applicable;

(l)			Investment representation letters of initial investors, incorporated by reference to Registrant’s Registration Statement as filed with the Commission on September 23, 1997;

(m)			Not applicable;

(n)			Not applicable;

(o)			Not Applicable.

(p)	(i)		Flag Complex Code of Ethics, incorporated by reference to Registrant’s Registration Statement as filed with the Commission on December 27, 2001.

	(ii)		Investment Company Capital Corp. Code of Ethics, incorporated by reference to Registrant’s Registration Statement as filed with the Commission on December 29, 2000;

	(iii)		DWS International Portfolio Management GmbH Code of Ethics, incorporated by reference to Registrant’s Registration Statement as filed with the Commission on December 27, 2001.

	(iv)		Scudder Funds Code of Ethics dated April 5, 2002, incorporated by reference to Registrant’s Registration Statement as filed with the Commission on November 29, 2002.

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	(v)	Code of Ethics for Deutsche Asset Management dated April 15, 2003 as filed with the Commission on November 28, 2003.

(q)		Conformed copies of Powers of Attorney, incorporated by reference to Registrant’s Registration Statement as filed with the Commission on December 27, 2001.

Item 24.	Persons Controlled By or Under Common Control with the Trust:

None

Item 25.	Indemnification:

Incorporated by reference to Registrant’s Registration Statement as filed with the Commission on September 23, 1997.

Item 26.	Business and Other Connections of Investment Adviser:

During the past two fiscal years, no director or officer of DeAM, Inc. (investment advisor for the Portfolio) and DeAMJ (investment sub-advisor for Japanese Equity Portfolio) has engaged in any other business, profession, vocation, or employment of a substantial nature other than that of the business of investment management and through affiliates, investment banking.

Item 27.	Principal Underwriters:

(a)

Scudder Distributors, Inc. acts as principal underwriter of the Registrant’s shares and acts as principal underwriter for registered open-end management investment companies other funds managed by Deutsche Investment Management Americas Inc., Deutsche Asset Management Inc. and Investment Company Capital Corp.

(b)

Information on the officers and directors of Scudder Distributors, Inc. principal underwriter for the Registrant, is set forth below. The principal business address is 222 South Riverside Plaza, Chicago, Illinois 60606.

(1)	(2)	(3)
Scudder Distributors, Inc. Name and Principal Business Address	Positions and Offices with Scudder Distributors, Inc.	Positions and Offices with Registrant
Thomas F. Eggers 345 Park Avenue New York, NY 10154	Chairman and Director	None

Jonathan R. Baum 345 Park Avenue New York, NY 10154	Chief Executive Officer, President and Director	None

Michael L. Gallagher 222 South Riverside Plaza Chicago, IL 60606	Vice President and Director	None

Part C - Page 14

(1)	(2)	(3)
Scudder Distributors, Inc. Name and Principal Business Address	Positions and Offices with Scudder Distributors, Inc.	Positions and Offices with Registrant
John W. Edwards, Jr. 60 Wall St. New York, NY 10005	Chief Financial Officer and Treasurer	None

C. Perry Moore 222 South Riverside Plaza Chicago, IL 60606	Chief Operating Officer and Vice President	None

Caroline Pearson Two International Place Boston, MA 02110-4103	Secretary	None

Linda J. Wondrack Two International Place Boston, MA 02110-4103	Vice President and Chief Compliance Officer	None

David Edlin 222 South Riverside Plaza Chicago, IL 60606	Vice President	None

Robert Froelich 222 South Riverside Plaza Chicago, IL 60606	Vice President	None

M. Patrick Donovan Two International Place Boston, MA 02110-4103	Vice President	None

Kenneth P. Murphy Two International Place Boston, MA 02110-4103	Vice President	Vice President

Philip J. Collora 222 South Riverside Plaza Chicago, IL 60606	Assistant Secretary	None

(c)	Not applicable

Item 28.	Location of Accounts and Records:

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended, and the Rules thereunder are maintained at the offices of:

Scudder Investors Portfolios Trust

P.O. Box 501

Cardinal Avenue Grand Cayman, Cayman Islands, BWI

Investment Company Capital Corp.

One South Street

Baltimore, MD 21202

Part C - Page 15

(Investment Advisor and Administrator for the Top 50 US Portfolio) (US Dollar))

Deutsche Asset Management, Inc.

280 Park Avenue

New York, NY 10154

(Investment Advisor for Japanese Equity Portfolio (US Dollar))

Deutsche Asset Management (Japan) Limited,

Sanno Park Tower, 2-11-1 Nagatacho, Chiyoda-ku, Tokyo, Japan 100-6173

(Investment Sub-Advisor for the Japanese Equity Portfolio (US Dollar))

Deutsche Asset Management, Inc.

345 Park Avenue

New York, NY 10154

(Investment Sub-Advisor for Top 50 US Portfolio (US Dollar))

IBT Fund Services (Canada) Inc.

One First Place

King Street West, Suite 2800

P.O. Box 231

Toronto, Ontario M5X1C8

(Fund Accounting Agent for each Portfolio)

Investors Bank & Trust Company

200 Clarendon Street

Boston, MA 02116

(Custodian for each Portfolio)

Item 29.	Management Services:

Not applicable.

Item 30.	Undertakings:

Not applicable.

Part C - Page 16

Signatures

Pursuant to the requirements of the Investment Company Act of 1940, Scudder Investors Portfolios Trust has duly caused this Amendment No. 13 to the Registration Statement on Form N-1A of Scudder to be signed on its behalf by the undersigned, thereto duly authorized in the City of Baltimore and the State of Maryland on the 22nd day of December, 2003.

Scudder Investors Portfolios Trust

By:	/s/ Richard T. Hale

Richard T. Hale
Chief Executive Officer

Signature	Title	Date

/s/ Richard T. Hale	Trustee, Chairman and Chief Executive Officer	December 22, 2003

Richard T. Hale

/s/ Charles A. Rizzo	Treasurer	December 22, 2003

Charles A. Rizzo

/s/ Richard R. Burt	Trustee	December 22, 2003
Richard R. Burt*

/s/ S. Leland Dill	Trustee	December 22, 2003
S. Leland Dill*

/s/ Martin J. Gruber	Trustee	December 22, 2003
Martin J. Gruber*

/s/ Joseph R. Hardiman	Trustee	December 22, 2003
Joseph R. Hardiman*

/s/ Richard J. Herring	Trustee	December 22, 2003
Richard J. Herring*

/s/ Graham E. Jones	Trustee	December 22, 2003
Graham E. Jones*

/s/ Rebecca W. Rimel	Trustee	December 22, 2003
Rebecca W. Rimel*

/s/ Philip Saunders, Jr.	Trustee	December 22, 2003
Philip Saunders, Jr.*

/s/ William N. Searcy	Trustee	December 22, 2003
William N. Searcy*

/s/ Robert H. Wadsworth	Trustee	December 22, 2003
Robert H. Wadsworth*

*By:	/s/ Caroline Pearson

Caroline Pearson**

**	Attorney-in-fact pursuant to the powers of attorney filed in Amendment No. 10 filed on November 29, 2002.

Part C - Page 17

SCUDDER INVESTORS PORTFOLIOS TRUST

EXHIBIT INDEX

h(vi)(d)

20